EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2005, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-123228) and related Prospectus of Spark Networks plc for the registration of its ordinary shares.

/s/ ERNST & YOUNG LLP
Los Angeles, CA
November 2, 2005